UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549

                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




                     Commission file number33-55254-18



                     AFFORDABLE HOMES OF AMERICA, INC.
            (Exact name of registrant as specified in charter)



NEVADA                                            87-0434297
(STATE OF OTHER JURSDISTION                       (I.R.S.  Employer
INCORPORATION OR ORGANIZATION)                    Identification number)


4505 W. Hacienda Ave.
Unit I-1
Las Vegas, Nevada                                 89118
(Address of Principal Executive Office)           (Zip Code)


                               702-579-4800
           (Registrant's Telephone Number, Including Area Code)

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Page Two



Item No 1     Changes in Control of Registrant
                       No events to report

Item No 2     Acquisition or Disposition of Assets
               Affordable  Homes  of America, Inc. ("Affordable")  acquired
          M.P. Hall Enterprises, Inc. ("M.P.Hall"), on April 27, 1999. The acquisition of M. P. Hall was accomplished by the issuance of convertible preferred shares at strike price of $5.50 per share. The total purchase price of M. P. Hall was $550,000.00. By agreement, once the strike price is reached, 20,000 shares per quarter can be sold in the public market. Affordable will assume debt in the amount of $375,000. M. P. Hall assets consist of a motel site located near the front gates of McCord AFB and Ft. Lewis Army Base. The site is appraised for $930,000.00 "as is". Affordable plans to build a 55 unit Ramada Inn on the site. All plans and permits have been approved and sewer and water hook-up have been paid. Application has been made for the construction and development loan. Construction is expected to take 6 months to complete. The estimated gross revenues are $879,285.00 per year.

               Affordable Homes of America, Inc. ("Affordable") acquired Composite Industries, Inc. ("Composite") on April 28, 1999. The acquisition was accomplished by exchanging one share of Affordable's common stock for two shares of Composite's common stock. All stock issued by Affordable pursuant to this acquisition is restricted. Under the terms of the Agreement, Composite will merge with Affordable and Affordable will be the surviving entity. Affordable, pursuant to the merger, now owns the patents formerly owned by Composite. The patents cover a construction material called "Z Mix". Z Mix is a building material lighter and stronger than cement that can be used in home construction instead of cement or drywall.

               Affordable also acquired the plans for a "World Home" and  a
          "U. S. Home" made from this material. These plans have been certified by Larson Engineering, Inc. as earthquake resistant in all four seismic regions in the world. Larson Engineering, Inc. also certified that houses built from these materials are able withstand hurricane winds up to 150mph. Affordable believes that use of Z Mix will permit it to construct lower cost housing at substantially less than its present cost for such housing. Z Mix can also be used in the manufacture of utility poles, railroad ties, pallets with substantial savings in the manufacturing cost of these items. Affordable believes that the use of Z Mix will broaden its market and increase its profitability.

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Page Three


Item No. 3    Bankruptcy or Receivership
                       No events to report

Item No. 4     Changes in Registrant's Certifying Accountants
                        No events to report

Item No. 5      Other Events
                        No events to report

Item No. 6       Resignation of Registrant's Directors
                         No events to report

Item No. 7       Financial Statements, Proforma Financial Information and
                Exhihits

                    Updated financial statements will filed by amended  8-K
                as soon as finished by the auditors.



                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


AFFORDABLE HOMES OF AMERICA, INC.


By: /s/ Merle Ferguson                       Dated:  May 4, 1999
   -------------------------------
       Merle Ferguson, President


By: /s/ Susan Donohue                        Dated: May 4, 1999
   ------------------------------
       Susan Donohue, Secretary